Exhibit 99.1
Mindspeed Announces Preliminary Fiscal First Quarter 2011 Results
Newport Beach, Calif., January 5, 2011 (BUSINESS WIRE) — Mindspeed Technologies, Inc. (NASDAQ: MSPD), today announced preliminary results for the fiscal first quarter of 2011, which ended on December 31, 2010.
The company expects preliminary fiscal first quarter of 2011 revenues to be approximately $40.5 million, consisting of product revenues of approximately $38.0 million and $2.5 million in patent sales. The company’s previous outlook for fiscal first quarter revenues announced during the November 1, 2010 earnings conference call was a product revenue range of $41.2 million to $40.3 million and $2.5 million in patent sales.
The company expects preliminary fiscal first quarter of 2011 non-GAAP gross margin percentage and non-GAAP operating expenses to be consistent with the previous outlook announced during the November 1, 2010 earnings conference call.
“We experienced a weaker demand environment in the fiscal first quarter of 2011, primarily related to our legacy wide area networking business, specifically from a few, large wireless communications customers,” said Raouf Y. Halim, chief executive officer of Mindspeed. “That said, based on current backlog and customer forecasts, our perspective is that the demand environment has stabilized and customers appear to be making good progress absorbing systems inventory built up during the supply constrained environment of the last few quarters,” added Mr. Halim.
No conference call will be held in conjunction with these preliminary results. Mindspeed is scheduled to release its final earnings results for the fiscal first quarter of 2011 on Monday, January 24, 2011. A conference call will be held at 2:00 PM Pacific Time/5:00PM Eastern Time that day to review the quarterly results and provide an outlook for the fiscal second quarter of 2011. The conference call webcast will be accessible via the company’s website at www.mindspeed.com.
About Mindspeed Technologies
Mindspeed designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes enterprise networks, broadband access networks (fixed and mobile), and metropolitan and wide area networks. We have organized our solutions for these interrelated and rapidly converging networks into three families. Our communications convergence processing (CCP) products include ultra-low-power, multi-core digital signal processor (DSP) system-on-chip (SoC) products for the fixed and mobile (3G/4G/LTE) carrier infrastructure and residential and enterprise service platforms. Our high-performance analog (HPA) products solve difficult switching, timing and synchronization challenges in next-generation optical networking, enterprise storage and broadcast video transmission applications. Our wide area networking (WAN) communications portfolio helps optimize today’s circuit-switched networks. Mindspeed’s products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment which serves these markets.

To learn more, please visit www.mindspeed.com.
Safe Harbor Statement
For a discussion of our use of non-GAAP financial measures, please refer to our earnings release dated November 1, 2010 and our Current Report on Form 8-K furnished to the SEC on the same date. A complete reconciliation of non-GAAP measures to GAAP measures will be provided when we release final earnings results for the fiscal first quarter of 2011 on January 24, 2011.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company’s expectations, goals or intentions, including but not limited to, statements regarding: backlog and customer forecasts; stabilization of the demand environment; customer inventory levels; and expected levels of revenues, gross margin and operating expenses. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; constraints in the supply of wafers and other product components from our third-party manufacturers; fluctuations in the price of our common stock; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended October 1, 2010, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.